SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2005
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12154 (Commission File Number)	73-1309529 (IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas (Address of Principal Executive Offices)		77002 (Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
     On October 27, 2005, Waste Management, Inc. (the “Company”) issued a press release announcing its earnings for the fiscal quarter ended September 30, 2005. On the same date, the Company held a conference call, which was open to the public, to discuss these results. A copy of the press release is attached hereto as exhibit 99.1. A replay of the conference call is available beginning at approximately 11:00 a.m. central time on October 28th through 5:00 p.m. central time on November 10th. The replay of the call may be heard over the Internet, by accessing the Company’s website at www.wm.com, or by telephone by dialing 800-642-1687 and entering conference code 9843424.
     The Company is disclosing on its earnings conference call for the third quarter of 2005 the following non-GAAP financial measures: (i) free cash flow; (ii) adjusted earnings per share growth, (iii) adjusted income from operations as a percentage of revenue (or adjusted EBIT margins), and (iv) adjusted EBITDA margins. The Company’s calculation of EBIT, or earnings before interest and tax, is the same measure as income from operations as presented on the Company’s income statement. EBIT margin represents total operating income as a percentage of revenue. The Company believes that providing investors with these non-GAAP financial measures gives investors additional information to enable them to assess, in the way management assesses, the Company’s current and continuing operations. Investors are urged to take into account GAAP measures as well as non-GAAP measures in evaluating the Company. Whenever the Company uses a non-GAAP financial measure, it provides a reconciliation of such measure to what it believes to be the most closely comparable GAAP financial measure.
     A reconciliation of (x) free cash flow to the Company’s GAAP reported cash flows from operating activities, which is the most comparable GAAP financial measure, (y) adjusted earnings per share to the Company’s GAAP reported earnings per share, and (z) adjusted income from operations to the Company’s GAAP reported income from operations, and corresponding income from operations as a percentage of revenue (or EBIT margin) calculations are included in the schedules to the press release that is attached to this Form 8-K as Exhibit 99.1. The Company’s reconciliation of the non-GAAP measure of adjusted EBITDA margins is as follows:
Adjusted EBITDA Margins
     The Company defines EBITDA as earnings before interest, tax, depreciation and amortization and calculates that measure by adding depreciation and amortization charges back to income from operations. EBITDA margin represents EBITDA, as defined, as a percentage of operating revenues. On the earnings call, the Company will disclose that its EBITDA margin increased by nearly 100 basis points to 25.6 percent in the third quarter of 2005 from the prior year quarter, after adjusting to exclude the impact of restructuring charges and assets impairment and unusual items. The following table reconciles these non-GAAP financial measures to their comparable GAAP financial measures (dollars in millions):

	Three Months Ended September 30,
	2005	2004
As reported:
Income from Operations	$382	$465
Add back Depreciation and Amortization	369	345

EBITDA	$751	$810

Adjustments to EBITDA:
Restructuring	$27	$(1)
Asset impairments and unusual items	$86	$(2)

Adjusted EBITDA	$864	$807

Operating revenues	$3,375	$3,274

Adjusted EBITDA Margin	25.6%	24.6%

Item 7.01. Regulation FD Disclosure.
     On October 27, 2005, the Company issued a press release (the “Increased Dividend Release”) announcing that the Company’s Board of Directors had approved a 10% increase in its quarterly dividend, raising the amount to $0.22 per share compared to the $0.20 per share paid in 2005. Beginning in the first quarter of 2006, the Company expects to increase its quarterly dividends to a total of $0.88 per share per year, which would be an increase of $0.08 per share per year compared to the dividends declared in 2005. A copy of the Increased Dividend Release is attached hereto as Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit 99.1	Earnings Release dated October 27, 2005
Exhibit 99.2	Increased Dividend Release dated October 27, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: October 27, 2005	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President

Exhibit Index

Exhibit Number	Description
99.1	Earnings Release dated October 27, 2005
99.2	Increased Dividend Release dated October 27, 2005